Exhibit 10.2 Intellectual Property Assignment Agreement dated July 25, 2012 between Premier Holding Corp. and Active ES Lighting Controls, Inc.

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (hereinafter this “Agreement”) is made and entered into as of this 25th day of July, 2012 (hereinafter the “Effective Date”) by and between ACTIVE ES LIGHTING CONTROLS, INC., a California corporation (“Assignor”), and PREMIER HOLDINGS CORP., a Nevada corporation (“Assignee”). Assignor and Assignee are collectively referred to herein as the “Parties”. Unless otherwise defined herein, capitalized terms are used herein as defined in that certain Asset Purchase Agreement dated as of July 25, 2012 (the “Asset Purchase Agreement”) by and between Buyer, Seller and the shareholders of Seller.

WHEREA, it is a condition to the Closing of the Asset Purchase Agreement that Assignor enters into this Agreement to transfer the Acquired Assets to Assignee;

WHEREAS, Assignor has agreed to transfer, sell and assign to Assignee all right, title and interest in and to the Acquired Assets, together with the goodwill associated therewith;

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and in the Asset Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.                  Assignment of Trademarks. Assignor hereby sells, transfers, conveys, assigns and delivers to Assignee and Assignee accepts all right, title and interest of Assignor in and to (i) the trademarks set forth in Schedule I hereto, (ii) the registrations and applications for registrations thereof and (iii) the goodwill connected with the use thereof and symbolized thereby (collectively the “Assigned Trademarks”).

2.                  Assignment of Patents. Assignor hereby sells, transfers, conveys, assigns and delivers to Assignee and Assignee accepts all right, title and interest of Assignor in and to the patents set forth in Schedule II hereto (the “Assigned Patents”).

3.                  Transfer of Intangible Assets. Assignor hereby sells, transfers, conveys, assigns and delivers to Assignee and Assignee accepts all right, title and interest of Assignor in and to the goodwill and all other intangible assets currently used exclusively in connection with the Acquired Assets, including, without limitation, if and to the extent in existence, any and all trade secrets, inventions, designs, copyrights, non-registered trademarks and other intellectual property, know-how, manufacturing methods and processes (the “Assigned Intangible Assets”); provided however, that any such Assigned Intangible Assets outside of the United States are conveyed “as is” and “where is.”

4.                  Rights and Privileges. Assignor agrees that all rights and privileges, including without limitation the right to sue for and receive all damages from future infringements of the Acquired Assets, shall be held and enjoyed by Assignee and its successors and assigns.

5.                  Authorization. Assignor authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any other official throughout the world whose duty is to register and record ownership in trademark applications and/or registrations and patent applications and/or patents (including any applications pursuant to the Patent Cooperation Treaty) for registration of trademarks and patents, to record Assignee as the assignee and owner of any and all of Assignor’s rights in the Assigned Trademarks and the Assigned Patents.

6.                  Relationship with the Asset Purchase Agreement. This Agreement is intended to evidence the consummation of the transactions contemplated by the Asset Purchase Agreement. This Agreement is made without representation or warranty except as provided in and by the Asset Purchase Agreement. This Agreement is in all respects subject to the provisions of the Asset Purchase Agreement and is not intended in any way to supersede, limit or qualify any provision of the Asset Purchase Agreement, except that the Schedules attached to this Agreement shall take precedence over the schedules to the Asset Purchase Agreement for purposes of this Agreement.

7.                  Further Assurances. The Parties hereby reciprocally acknowledge that a certain number of Assigned Trademarks, Assigned Patents and Assigned Intangible Assets were not duly endorsed in favor of Assignor following the relevant purchase or acquisition by, or transfer or assignment to, the same. Assignor hereby undertakes to give to Assignee all assistance reasonably necessary to the end of finalizing endorsements contemplated by this Agreement in favor of Assignee to perfect Assignee’s ownership of or title to the Assigned Intellectual Property, even, where necessary, by appointing an attorney-in-fact duly empowered to carry out all the actions necessary for such purpose.

8.                  Successors. This Assignment shall inure to the benefit of and is binding upon the respective successors and assigns of Assignor and Assignee.

9.                  Governing Law. This Assignment shall be governed by, and construed in accordance with (i) the laws of the United States, in respect to trademark and patent issues, and (ii) in all other respects, including as to validity (except for patent and trademark issues), interpretation and effect, by the laws of the State of California without giving effect to the conflict of laws rules thereof.

10.              Counterparts. This Agreement may be executed in two or more counterparts, which may be facsimile counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

[Signature Page Follows]

AGREED TO AND ACCEPTED BY ASSIGNOR:

Dated: July 25, 2012 ACTIVE ES LIGHTING CONTROLS, INC.

a California corporation

By: /s/ Lawrence Young

Name: Lawrence Young

Title: President

AGREED TO AND ACCEPTED BY ASSIGNEE:

Dated: July 25, 2012 PREMIER HOLDINGS CORP.

a Nevada corporation

By: /s/ Kevin B. Donovan

Name: Kevin B. Donovan

Title: Chief Executive Officer